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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying registration statement on Form S-3, of our report dated March 4, 1996, relating to the December 31, 1995 financial statements of fonix corporation, appearing in the annual report of fonix corporation on Form 10-K for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the prospectus which is included in the accompanying in the accompanying registration statement.



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 16, 1999